Exhibit 10.11
AMENDED AND RESTATED AMERICAN COLOR GRAPHICS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
Amended and Restated Effective as of July 1, 2005

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5.7 Enforceability	10
5.8 Applicable Law	11

ARTICLE VI

DEFINITIONS	11

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AMENDED AND RESTATED AMERICAN COLOR GRAPHICS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
     The purpose of this Supplemental Executive Retirement Plan (the “Plan”) is to provide a further means whereby American Color Graphics, Inc. and its successors (the “Company”) may attract, retain and encourage the productive efforts of a key group of officers and senior executives who render valuable services to the Company and its subsidiaries, constituting an important contribution toward the Company’s continued growth and success. The Plan provides lifetime or lump sum pension benefits to participants who qualify for such benefits (generally described in Article II) and may also provide benefits to a surviving named beneficiary following a qualifying participant’s death (generally described in Article III).
     Capitalized terms used within Articles I through V of the Plan without definition have the meanings specified in Article VI.
     The Plan is hereby amended and restated effective as of July 1, 2005 to read as follows:
ARTICLE I
ELIGIBILITY
     1.1 In General. The Committee shall have the power to designate from time to time those officers and senior executives of the Company or any of its subsidiaries who may participate as a Participant in the Plan. Any such designation shall stipulate the effective date of such Participant’s participation in the Plan and whether such Participant shall be a Section I , Section II, Section III or Section IV Participant and such Participant’s name shall be added to the appropriate section of Schedule A.
     1.2 Participants. The individuals listed on Schedule A are designated as Participants effective as of the dates indicated.
ARTICLE II
RETIREMENT BENEFITS
     2.1 Vested Retirement Benefit.
     a) If a Participant’s employment with the Company or its subsidiaries terminates on or after his Vesting Date the Company will pay the Participant a Retirement Benefit.
     b) Unless the vested Participant has made the lump sum payment election described in Section 2.3, the vested Retirement Benefit will be paid as a monthly benefit (the “Monthly Benefit”), starting on the first of the month after the later of (i) the date his employment terminates and (ii) his Normal Retirement Date, and ending with the payment for the month in which his death occurs.
     c) With respect to each Participant, the Monthly Benefit shall be in an amount equal to the amount specified in Schedule A.

     2.2 Vesting of Retirement Benefit.
     a) Subject to paragraph (b) below, a Participant shall vest and become entitled to a nonforfeitable interest in his Retirement Benefit as of the date (the “Vesting Date”) coincident with the earliest to occur of (i) the fifth anniversary of his Participation Date, (ii) a Change of Control, or (iii) the termination of the Participant’s employment with the Company or its subsidiaries (x) by the Company (or its subsidiary) without Cause, (y) as a result of death or Disability or (z) by the Participant for “Good Reason” (as defined in the applicable employment agreement between the Participant and the Company or its subsidiary) if, and only in the event that, the Participant is party to an employment agreement with the Company or its subsidiary which enables the Participant to quit with “Good Reason”.
     b) A Participant shall not be entitled to a Retirement Benefit if, prior to the Vesting Date, his employment with the Company or its subsidiaries is terminated (i) by the Company (or its subsidiary) for Cause or (ii) by the Participant for any reason.
     2.3 Lump Sum Payment Election.
     A Participant may elect to receive his Retirement Benefit in a lump sum cash payment rather than in the form of the Monthly Benefit described in Section 2.1. Such election will provide for the lump sum payment to be made as of either (i) the six month anniversary of the Participant’s termination of employment with the Company or its subsidiaries or (ii) the later of the date of his termination of employment with the Company or its subsidiaries and his Normal Retirement Date (each a “Lump Sum Payment Date”); provided that in the event the Participant has elected to have the payment made as described in clause (i), the Retirement Benefit shall nevertheless be paid as of the Lump Sum Payment Date described in clause (ii) if the Participant becomes an employee of, or consultant to, or otherwise provides services for the benefit of, any Competing Business prior to the sixth month anniversary of the termination of the Participant’s employment with the Company or its subsidiaries.
     a) If the Participant elects to receive his Retirement Benefit in the form of a lump sum, the amount of such lump sum payment shall be the actuarial equivalent of the Monthly Benefit otherwise payable to the Participant pursuant to Section 2.1, determined as of the Lump Sum Payment Date by the Committee in good faith upon the advice of an actuary based upon reasonable interest rate, mortality and other applicable actuarial assumptions.
     b) Either of the lump sum elections described in this Section 2.3 will be effective only with respect to Participants who are not in pay status as of July 1, 2005 and only if made prior to the later to occur of (i) thirty (30) days after the effective date of such Participant’s participation in the Plan and (ii) November 30, 2005.
     c) Any Participant who has at least ten (10) years of service with the Company as of December 31, 2004 may elect to receive his or her vested Retirement Benefit in a lump sum payment at any time in 2005 upon written notification to the Company delivered no later than November 30, 2005. The Participant’s participation in the Plan shall terminate for all purposes upon receipt of such lump sum payment.
ARTICLE III
SURVIVOR BENEFITS
     3.1 Post-Retirement Survivor Benefit. If a Participant dies after payment of his Monthly Benefit under Section 2.1 has started and before he has received at least 120 Monthly Payments, the Company shall pay the Monthly Benefit to the Participant’s Beneficiary, if any, starting on the first of the month immediately following the month in which the Participant dies and continuing until the sum of the monthly payments made under the Plan to the Participant and his Beneficiary equals one hundred twenty (120).
     3.2 Pre-Retirement Survivor Benefit. Notwithstanding anything herein to the contrary, if a Participant dies (i) while employed by the Company or its subsidiaries or (ii) after leaving the employ of the Company or its subsidiaries with vested rights under Section 2.2, in either case prior to receiving payment of his Retirement Benefit, the Company shall pay the Participant’s Retirement Benefit to the Participant’s beneficiary in an actuarially equivalent lump sum cash payment as of the last day of the month in which such death occurs, calculated in a manner consistent with that set forth in Section 2.3(b) above.
ARTICLE IV
CONDITIONS RELATED TO BENEFITS
     4.1 Administration of Plan. The Committee shall administer the Plan and shall have the sole and exclusive authority to interpret, construe and apply its provisions. The Committee shall have the power to establish, adopt and revise such procedures, rules and regulations as it may deem necessary or advisable for the administration of the Plan, and the operation of the Committee’s activities shall be by vote or written consent of the majority of its members and shall be final and binding. Members of the Committee shall be eligible to participate in the Plan while serving on the Committee, but a member of the Committee shall not vote or act upon any matter which relates solely to such member in his capacity as a Participant.
     4.2 Grantor Trust. The Company may, but shall not be obligated to, create a grantor trust (within the meaning of Code section 671) in connection with the adoption of this Plan to which it may from time to time contribute amounts to accumulate a reserve against its obligations hereunder.

Notwithstanding the creation of such trust, the benefits hereunder shall be a general obligation of the Company. Payment of benefits from such trust shall, to that extent, discharge the Company’s obligations under this Plan. A Participant shall have only a contractual right as a general creditor of the Company to the amounts, if any, payable hereunder and such right shall not be secured by any assets of the Company or the trust.
     4.3 No Right to Company Assets. Neither a Participant nor any other person shall acquire by reason of the Plan any right in or title to any assets, funds or property of the Company whatsoever (other than the rights of an general unsecured creditor of the Company) including, without limiting the generality of the foregoing, any specific funds or assets which the Company may set aside in anticipation of a liability hereunder, nor in or to any policy or policies or insurance on the life of a Participant owned by the Company.
     4.4 No Employment Rights. Nothing herein shall constitute a contract of continuing employment or in any manner obligate the Company or any subsidiary to continue the service of a Participant, or obligate a Participant to continue in the service of the Company or any subsidiary, and nothing herein shall be construed as fixing or regulating the compensation paid to a Participant.

     4.5 Company’s Rights to Terminate and Amend. The Company reserves the right in its sole discretion at any time to amend the Plan in any respect or terminate the Plan by written action of the Board; provided that no such amendment or termination shall adversely affect the right of any Participant to vest in, and receive payment of, the Retirement Benefit in accordance with the provisions of the Plan without such Participant’s prior written consent.
     4.6 Protective Provisions. The Participant shall cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder.
     4.7 No Right of Offset. If at any time any payment is to be made hereunder, a Participant is indebted to the Company or otherwise subject to a monetary claim by the Company, the payments remaining to be paid on behalf of the Participant shall nevertheless be paid without reduction by or setoff against the amount of such indebtedness or claim.
     4.8 No Third Party Rights. Nothing in this Plan or any trust established pursuant to Section 4.2 hereof shall be construed to create any rights hereunder in favor any Beneficiary prior to the Participant’s death or in favor of any other person (other than the Company and any Participant) or to limit the Company’s right to amend or terminate the Plan in any manner subject to the consent of the Participant to the extent provided in Section 4.5 notwithstanding that such amendment or termination might result in such person receiving no benefits under the Plan.
ARTICLE V
MISCELLANEOUS
     5.1 Nonassignability. No rights or payments under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and no attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such benefit or payment or subject to levy, garnishment, attachment, execution or other legal or equitable process. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.
     5.2 Withholding. To the extent required by law the Company shall be entitled to withhold from any payments due hereunder any federal, state and local taxes required to be withheld in connection with such payment.

     5.3 Gender and Number. Wherever appropriate herein, the masculine shall mean the feminine and the singular shall mean the plural or vice versa.
     5.4 Notice. Any notice required or permitted to be made under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to (a) in the case of notice to the Company or the Committee, the principal office of the Company, directed to the attention of the Secretary of the Committee, and (b) in the case of a Participant or the Participant’s Beneficiary, the Participant’s (or such Beneficiary’s) mailing address maintained in the Company’s personnel records. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the post-mark or on the receipt for registration or certification.
     5.5 Validity. In the event any provision of this Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.
     5.6 Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive benefits under the Plan (whether or not such persons are similarly situated).
     5.7 Enforceability. It is expressly understood and agreed that although the Company considers the restrictions contained in the proviso to Section 2.3(a) to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained therein is an unenforceable restriction against a Participant, the provisions of such Section shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in the proviso to Section 2.3(a) is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any other provisions contained herein.
     5.8 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of New York.
ARTICLE VI
DEFINITIONS
     The following terms used in this Plan shall have the designated meaning, unless a different meaning is required by the context.
     “Beneficiary” shall mean the person or persons named by a Participant as a beneficiary under the Plan in accordance with procedures determined by the Committee, but only if such person or persons survive the Participant. If no beneficiary has been named by the Participant, such Participant’s Beneficiary shall be his spouse or, if none, his estate.
     “Board” shall mean the Board of Directors of the Company.
     “Cause” shall mean “Cause” as defined in any employment agreement between the Participant and the Company or its subsidiaries, or if there is no such agreement or if such term is not defined (i) any act of omission that constitutes a material breach by the Participant of any of his obligations to the Company or its subsidiaries; (ii) the continued failure or refusal of the Participant to substantially perform the duties reasonably required of him as an employee of the Company or its subsidiaries; (iii) any willful and material violation by the Participant of any Federal or state law or regulation applicable to the business of the Company or its subsidiaries, or the Participant’s conviction of a felony, or any willful perpetration by the Participant of a common law fraud; or (iv) any other willful misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its subsidiaries or affiliates (it being understood that the good faith performance by the Participant of the duties required of him by the Company shall not constitute “misconduct” for purposes of clause (iv)).
     “Change of Control” shall mean (a) any transaction or series of transactions (other than an initial public offering of the Company’s equity securities) the result of which during the Participant’s period of employment with the Company or its subsidiaries, any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than the Company or ACG Holdings, Inc. (the “Parent”) or any person who on April 1, 1994 was the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company or Parent representing 5% of the voting power of the Company’s or Parent’s then outstanding securities (each a “Related Party”), becomes the “beneficial owner”, directly or indirectly, of securities of the Company or Parent representing 30% of the voting power of the Company’s or Parent’s then outstanding securities; (b) if, during the Participant’s period of employment with the Company or its subsidiaries, individuals who at the beginning of such period constituted the Board or the Board of Directors of Parent (together with any new director whose nomination for election by the Company’s or the Parent’s stockholders, as the case may be, was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of such period or whose nomination for election was previously so approved) cease for any reason other than death, disability or retirement to constitute at least a majority thereof; (c) any merger involving the Company or the Parent, whether or not the Company or the Parent, as the case may be, is the survivor or (d) any sale of all or substantially all of the assets of the Company or the Parent to any person or entity, other than a Related Party; provided that acquisition of a controlling interest in the Company by an ESOP and/or a group of senior executives of the Company shall not constitute a Change of Control for purposes of the Plan.
     “Code” shall mean the Internal Revenue Code of 1986, as amended.
     “Committee” shall mean the Compensation Committee of the Board or such other committee designated by the Board.
     “Company” shall have the meaning specified in the recital.
     “Competing Business” shall mean any line of business that is substantially the same as any line of any operating business engaged in or conducted by the Company or any subsidiary and which is conducted in any geographical area in which the Company or its subsidiaries conducts its business and which, when the Participant’s employment terminates, the Company (or its subsidiary) was engaged in or conducting, or had, to the knowledge of the Participant, definitively planned to engage in or conduct.
     “Disability” shall mean a Participant’s becoming physically or mentally incapacitated to the extent that he is unable for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24)consecutive month period to perform his duties to the Company.
     “Lump Sum Payment Date” shall have the meaning specified in Section 2.3.
     “Monthly Benefit” shall have the meaning specified in Section 2.1.
     “Normal Retirement Date” shall mean the date on which the Participant attains age sixty-five (65).
     “Participant” shall mean an individual who has been designated as a Participant pursuant to Article I.
     “Participation Date” shall mean, with respect to any Participant, the effective date of his participation in the Plan.
     “Retirement Benefit” shall mean the retirement benefit payable to a Participant in the form of a Monthly Benefit pursuant to Section 2.1 or in a lump sum pursuant to Section 2.3.
     “Section I Participant” shall mean a Participant listed in Section I of Schedule A or any individual subsequently designated as a Section I Participant by the Committee pursuant to Section 1.1.

     “Section II Participant” shall mean a Participant listed in Section II of Schedule A or any individual subsequently designated as a Section II Participant by the Committee pursuant to Section 1.1.
     “Section III Participant” shall mean a Participant listed in Section III of Schedule A or any individual subsequently designated as a Section III Participant by the Committee pursuant to Section 1.1.
     “Section IV Participant” shall mean a Participant listed in Section IV of Schedule A or any individual subsequently designated as a Section IV Participant by the Committee pursuant to Section 1.1.
     “Vesting Date” shall have the meaning specified in Section 2.2.

     IN WITNESS WHEREOF, the Company has caused this AMENDED AND RESTATED AMERICAN COLOR GRAPHICS, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN to be executed by its duly authorized officers and its corporate seal to be hereunto affixed on this 1st day of July, 2005.

AMERICAN COLOR GRAPHICS, INC.

BY	/s/ Stephen M. Dyott

Stephen M. Dyott, CEO

Attest:

/s/ Patrick W. Kellick
Patrick W. Kellick
SVP/CFO & Assistant Secretary

SCHEDULE A
Plan Participants as of
Vesting
Date
Section I Participants: (Monthly Benefit of $8,333.33)
Section II Participants: (Monthly Benefit of $6,250.00)
Section III Participants: (Monthly Benefit of $4,166.67)
Section IV Participants: (Monthly Benefit of $2,083.33)

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